                                 POWER OF ATTORNEY

    KNOW ALL PEOPLE BY THESE PRESENTS, that the person whose signature appears below hereby makes, constitutes and appoints each of Jonathan Pollack, Judy
    Turchin and Leon Volchyok (for so long as each such individual is an authorized signatory of Blackstone Real Estate Income Advisors L.L.C.) with full power to act without the other, as his agent and attorney-in-fact for the purpose of executing in his name, in his capacity as an officer of each of Blackstone Real Estate Income Fund, Blackstone Real Estate Income Fund II
    and Blackstone Real Estate Income Master Fund, (i) registration statements on Form N-2 of each of Blackstone Real Estate Income Fund and Blackstone
    Real Estate Income Fund II (including pre-effective and post-effective amendments thereto and any filings made pursuant to Rule 462(b) of the
    Securities Act of 1933, as amended), to be filed with the United States
    Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder, as applicable and (ii) any statement of beneficial ownership of each of Blackstone Real Estate Income
    Fund, Blackstone Real Estate Income Fund II and Blackstone Real Estate
    Income Master Fund on Form 3, 4 or 5 to be filed with the United States
    Securities and Exchange Commission.

    All past acts of an attorney-in-fact in furtherance of the foregoing are hereby ratified and confirmed.

    This Power of Attorney shall be valid from the date hereof until revoked by
    me.

    IN WITNESS WHEREOF, I have executed this instrument as of the 2nd day of
    May, 2017.

    /s/ Anthony F. Marone, Jr.
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    Anthony F. Marone, Jr.                Chief Financial Officer and Treasurer